FOR IMMEDIATE RELEASE

June 28,  2005

Contact:

Rosemarie Faccone

Susan Jordan

732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

ANNOUNCES COMPLETION OF SALE OF TETERBORO, NEW JERSEY PROPERTY

Freehold, NJ, June 28, 2005……. Monmouth Real Estate Investment Corporation (NASDAQ/NMS:MNRTA), a 25% equity partner in Hollister ’97, LLC, a New Jersey limited liability company, completed the sale of Hollister Corporate Park at 100 Hollister Road, Teterboro, Bergen County, New Jersey, on June 27th to a New York-based real estate investment company.  The corporate park, which is tenanted by AT&T Wireless, was originally purchased by Hollister ‘97 in June of 1997.  The selling price was $13,800,000.

Monmouth, whose investment in Hollister ’97 totals approximately $900,000, received a portion of the proceeds of the sale of approximately $2,100,000, resulting in a gain of approximately $1,200,000.  Simultaneous with the sale, Monmouth has withdrawn from Hollister ’97 LLC.

Monmouth Real Estate Investment Corporation is a publicly owned real estate investment trust specializing in net-leased industrial properties.   Monmouth Real Estate Investment Corporation’s equity portfolio consists of thirty-eight industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Nebraska, Iowa, Illinois, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama.  In addition, the company owns a portfolio of REIT securities.

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